Exhibit (a)(2)(EE)

Resources Inc.October 2006 Turning Experience and Opportunity into Gold REJECT the Barrick Bid – DO NOT TENDER Your Shares

This presentation includes "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding future developments in or the outcome of NovaGold's litigation with Barrick or with Pioneer Metals, Barrick's tender offer for all of the outstanding shares of NovaGold's capital stock, the anticipated timing and results of permitting, development and construction activities, estimated project cost and financing information, and the future production, operating or financial performance of NovaGold or any particular project are forward-looking statements. Information concerning mineral reserve and resource estimates also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaGold's expectations include uncertainties involved in litigation, including litigation concerning Barrick and the Donlin Creek property and with Pioneer Metals concerning the Grace Claims and Galore Creek; uncertainties arising out of Barrick's management of the Donlin Creek property and disagreements with Barrick with respect thereto; uncertainties about the conduct of Barrick's tender offer, including any future modifications to the terms of Barrick's tender offer; fluctuations in gold, copper and other commodity prices and currency exchange rates; uncertainties relating to interpretation of drill results and the geology, continuity and grade of mineral deposits; uncertainty of estimates of capital and operating costs, recovery rates, production estimates and estimated economic return; the need for cooperation of government agencies and native groups in the exploration and development of properties; the need to obtain additional financing to develop properties and uncertainty as to its availability on terms anticipated or at all; the possibility of delay in permitting, exploration or development programs or construction and uncertainty of meeting anticipated program milestones; and other risks and uncertainties disclosed under the heading "Caution Regarding Forward-Looking Statements" in NovaGold's Directors' Circular and under the heading "Risk Factors" and elsewhere in NovaGold's Annual Information Form for the year ended November 30, 2005, filed with the Canadian securities regulatory authorities, and NovaGold's annual report on Form 40-F filed with the United States Securities and Exchange Commission. Forward-Looking Statements 1

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board and Management believe that we can deliver shareholders superior performance over the next 6-12 months: Proven track record of growth with over70% compound annual share price appreciation over the past 7 years Gold production within 6 months Start of construction at Galore Creek following receipt of permits Resource expansion at Donlin, Galore, Nome and Ambler Conversion of resources to reserves Potential realization of value by retaining 70% of Donlin2

 NovaGold Key Investment Highlights Donlin Creek, Alaska 70%(1) of one of largest undeveloped gold projects in World Galore Creek, BC 100% of one of largest undeveloped copper-gold projects in World Nome Operations Under construction - Start at 100,000 oz/yr in mid-2007 Outstanding Investment Performance 70% compound annual share price appreciation over the past 7 years Strong Investment Outlook Major milestones in coming months that should deliver significant value to shareholders with the transition from explorer/developer to producer valuation (1) Assumes NovaGold continued 70% ownership of Donlin Creek. 3

Track Record of Consistent and Superior Shareholder Returns



7-Year Share Price Appreciation
6000%
5000%
4000%
3000%
2000%
1000%
0%
-1000%
Aug-99
Jun-00
Mar-01
Jan-02
Nov-02
Sep-03
Jul-04
May-05
Mar-06
70% Compound Annual Growth Rate
7-year share price appreciation
NovaGold 3927%
Glamis 1263%
Goldcorp 761%
Eldorado 710%
Gammon Lake 587%
Bema 565%
Agnico 355%
Meridian 306%
Barrick 11%

Source: Bloomberg.
Note: Prices as of the close on July 21, 2006 pre-Barrick bid announcement. Rates of return excluding dividends.

NovaGold RESOURCES INC.

4

Proven Track Record of Resource Growth

➢ Average increase in gold-equivalent resource since 1999: 5.4 million ozs per year



Millions of Gold-Equivalent ozs (1)
Billions of lbs of Copper Resources
Consistent Increase in Resources
0.5
3.7
12.8
17.3
19.9
25.0
2.8
31.6
8.4
38.0
13.4
41.7
13.6
1998
1999
2000
2001
2002
2003
2004
2005
2006
Inferred Gold-Equivalent Resources (Gold and Silver)
Measured and Indicated Gold-Equivalent Resources (Gold and Silver) (2)
Inferred Copper Resources
Measured and Indicated Copper Resources (2)

Note: Reflects 70% ownership in Donlin Creek, 100% of Galore Creek, 100% of Nome Operations and 51% of Ambler. Resource estimate updated as of 10/25/06.

1) Based on gold-equivalent resources assuming a price of US$525/oz for gold and US$8.00/oz for silver. Historic resource amount completed for the Ambler Deposit by Kennecott in 1995 that NovaGold's management believes is relevant and reliable. See disclosure on page 49.

2) Includes proven and probable reserves.

NovaGold RESOURCES INC.

5

Progress Towards Production and Increases in Resources Create Shareholder Value

- Anticipation of commercial production is generally a catalyst for a valuation re-rating as investors tend to assign significantly higher valuation multiples to producing companies

Case Study: Alamos Gold (Mulatos)



Alamos Price / Share (US$)
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Exploration
Feasibility
Construction
Phase 1 Development
Commercial Production
250%
225%
200%
175%
150%
125%
100%
75%
50%
% Increase in S&P / TSX Gold Index
Feb-03 Aug-03 Feb-04 Jul-04 Jan-05 Jul-05 Jan-06
Alamos
S&P / TSX Gold Index

	IPO	Exploration	Feasibility	Phase I Development	Commercial Production
	2/21/2003	7/24/2003	6/2/2004	2/13/2006	4/3/2006
Stock Price	$1.03	$1.18	$2.15	$7.40	$9.20
% Increase	–	*14.6%*	*108.7%*	*618.4%*	*793.2%*
Enterprise Value ($mm) (1)	NA	$32	$76	$532	$663
EV / Resource ($/oz) (2)	NA	NA	$19	$177	$221

- Resources typically increase from original estimates due to exploration which results in a significant increase in value

Case Study: Gammon Lake (Ocampo)



Gammon Lake Price / Share (US$)
$21.00
$18.00
$15.00
$12.00
$9.00
$6.00
$3.00
$0.00
Feasibility, Gold resources increased from 3.3 M ozs to 4.4 M ozs
Construction
Gold resources increased to 5.8 M ozs of gold
Production
250%
225%
200%
175%
150%
125%
100%
75%
50%
% Increase in S&P / TSX Gold Index
Sep-03 Jan-04 May-04 Oct-04 Feb-05 Jun-05 Nov-05
Gammon Lake
S&P / TSX Gold Index

	IPO	Feasibility	Production (3)
	9/4/2003	11/11/2004	2/1/2006
Stock Price	$4.15	$5.61	$14.99
% Increase	–	*35.2%*	*261.2%*
Enterprise Value ($mm) (1)	NA	$321	$1,078
EV / Resource ($/oz) (4)	NA	$43	$104

Source: Factset, Company filings and Wall Street research.
1) See disclosure on page 49 regarding Enterprise Value calculation.
2) Includes Measured and Indicated resources, and Inferred resources only.
3) Poured first gold / silver doré at Ocampo.
4) Based on gold-equivalent resources assuming US$525/oz for gold and US$8.00/oz for silver.

NovaGold RESOURCES INC.

6

Strong Projected Gold and Copper Production NovaGold’s net share of estimated production Note: Estimates from management and independent project engineering studies. See “Reserve and Resource Table.” 1) Galore production represents average gold-equivalent (gold and silver only) projected production from 2011E-2016E, based on the October 2005 Pre-Feasibility Study completed by Hatch Ltd. See “Cautionary Note Concerning Reserve and Resource Estimates.” Gold-equivalent calculation assumes US$450/oz for gold and US$7.00/oz for silver. 2007 2008 2009 With Donlin (1) Thousands of ozs of Gold Production Millions of lbs of Copper Production Nome Operations 100% (Gold) Galore Creek 100% (Gold) Galore Creek 100% (Copper) Donlin 30% (Gold) Donlin 40% (Gold) 2010 / 2011 (1) 7 02004006008001000120014001600180020002007200820092010 / 2011With Donlin0100200300400500600700800561351294581,77702004006008001000120014001600180020002007200820092010 / 2011With Donlin43243201002003004005006007008002007200820092010 / 2011With Donlin561351295201,84002004006008001000120014001600180020002007200820092010 / 2011With Donlin

Anticipated Low-Cost Gold Production


2005 Industry Cash Costs
US$700
$600
$500
$400
$300
$200
$100
$0
Total Cash Cost Per Ounce of Gold (US$/oz)
Industry Average Cash Cost ~US$280
Estimate for Nome Operations (1, 2)
US$260 - US$285/oz
Weighted Average Estimate for Donlin, Galore and Nome
<US$50/oz (1,2)
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Cumulative Percent of Gold Mine Production

Source: Gold Fields Mineral Services.

1) Total Cash Costs are net of by-product credits at $525/oz for gold and $8.00/oz for silver and $1.50/lb for copper.

2) NovaGold estimates from management and independent project engineering studies net of copper credits using US$525/oz gold, US$8.00/oz silver and US$1.50/lb copper.

NovaGold Resources Inc.

8

Major Milestones to Deliver Superior Performance over Next 6-12 Months Q4 2006 Q1 2007 Q2 2007 Q3/4 2007 Donlin SRK Study Galore Feasibility – Conversion to Proven and Probable Reserves Galore Resource Update Donlin 80,000 meters of In-fill Drill Results Donlin Resource Update Donlin Pre-Feasibility Completed Financing Partner Selected for Galore Creek Galore Environmental Assessment Completed, Permits Issued Galore Start of Construction Rock Creek – Start-up of Gold Production 100,000 oz/year Donlin Feasibility Study? Donlin Draft EIS submitted Barrick Donlin Back-in Deadline Completed 9

Significant Multiple Expansion Expected with Progression Towards Production

- NovaGold expects to achieve a number of milestones over the near-term which will advance the Company's evolution from a development to a production company


Enterprise Value per Ounce of Gold Resource at Various Stages of Development
Expected Milestones Within the Next 6-12 Months:
Nome Gold Mines (Rock Creek) in Production
Galore Creek Under Construction
Donlin Creek Feasibility Completed
Enterprise Value / oz (US$) (1)
$300
$250
$200
$150
$100
$50
$0
(2) $19
(3) $37
Avg. $36/oz
Avg. $50/oz
Avg. $100/oz
Avg. $129/oz
NovaGold
Moto
Comaplex
Banro
Axmin
Kimber
Orezone
Minefinders
Cumberland
Golden Star
Int. Minerals
Miramar
Aurizon
Palmarejo
Kirkland Lake
Bema
Northgate
Yamana
Gammon Lake
Glamis
Eldorado
Kinross
Centerra
Alamos
Agnico
Meridian
Resource
Pre-Feasibility (4)
Feasibility (4)
Production

Source: Company filings.

1) Enterprise Value is equal to equity price paid plus debt less cash. Prices as of close on October 27, 2006. NovaGold's Enterprise Value reflects Barrick's revised bid of US$16.00. See disclosure on page 49 regarding Enterprise Value calculation.

2) Based on 70% ownership in Donlin Creek and gold-equivalent resources, converting silver and copper into gold resources assuming a price of US$525/oz for gold, US$8.00/oz for silver and US$1.50/lb for copper. At 30% of Donlin Creek, this amount would be US$23/oz of gold-equivalent resource. Gold-equivalent resources do not include a recovery factor. See "Cautionary Note Concerning Reserve and Resource Estimates."

3) Based on 70% ownership in Donlin Creek and gold resources only. At 30% of Donlin Creek, this amount would be US$58/oz of gold resource. See "Cautionary Note Concerning Reserve and Resource Estimates."

4) Definition of Pre-Feasibility: Announced pre-feasibility study in process or completed. Definition of Feasibility: Announced feasibility in process or completed.

NovaGold RESOURCES INC.

10

NovaGold Expects to Deliver Value by Advancing Quality North American Projects


$ / oz Resource
140
120
100
80
60
40
20
0
$36
$50
$100
$129
Barrick $16 Offer
$37/oz Gold Only (5)
$19/oz Gold + Copper (6)
Resource (1)
Pre-Feasibility (2)
Feasibility (3)
Production (4)

Source: Company filings.

1) Moto, Banro and Comaplex.
2) Axmin, Kimber, Orezone.
3) Minefinders, Cumberland, Golden Star, International Minerals, Miramar, Aurizon, Palmajero.
4) Bema, Northgate, Yamana, Gammon Lake, Glamis, Eldorado, Kinross, Centerra, Alamos, Agnico, Meridian.
5) Based on 70% ownership in Donlin Creek and gold resources only. See "Cautionary Note Concerning Reserve and Resource Estimates."
6) Based on 70% ownership in Donlin Creek and gold-equivalent resources, converting silver and copper into gold resources assuming a price of US$525/oz for gold, US$8.00/oz for silver and US$1.50/lb for copper. See "Cautionary Note on Reserve and Resource Estimates."

NovaGold RESOURCES INC.

11

 Delivering Value in 2007: Rock Creek Construction underway Major permits received Mine plan at $400/oz Construction complete May 2007 Producing at over 100,000 oz/yr rate New mine plan at $500/oz Active regional exploration Reserve/resource expansion Mid-2007 PlanNovember 2006Value 12

Delivering Value in 2007: Galore Creek



Value
Feasibility complete
Permitting underway
Active financing and partnership discussions progressing
Fully permitted
Partner selected
Financing plan secured
Construction underway
2006 exploration results in new resource
Reserve/Resource Expansion
November 2006
Mid-2007 Plan

NovaGold RESOURCES INC.

13

Delivering Value in 2007: Donlin Creek

Value

November 2006

- SRK Independent Economic Assessment
- 80,000 meter drill program results pending
- Litigation Outstanding

November 2007 Plan

- New resource issued Q1
- Pre-Feasibility Study Q1
- Start EIS/Permitting Q3
- Feasibility Study Q4?
- Conversion to reserves
- NG resumes project management if ABX fails to meet contract obligations

NovaGold RESOURCES INC.

14

 Delivering Value in 2007: Ambler Project Resource development stage (1) 3.2 billion lbs copper 4.4 billion lbs zinc 64 million ozs silver 0.9 million ozs gold Updated resources Independent Economic Assessment study Aggressive regional exploration underway November 2007 PlanNovember 2006Value 1) Historic resource amount completed for the Ambler Deposit by Kennecott in 1995 that NovaGold’s management believes is relevant and reliable. See disclosure on page 49. 15

Management's Strategy and Intention is to Finance Mine Construction While Minimizing Equity Dilution

Potential Financing Structures that could meet that Objective

Galore Creek 2007-2010	
Total Project Financing Requirement (1)	$2,000 M
Estimated Senior Project Debt	$1,050 M
Equity Required (100%)	$950 M
40% Equity Partner (2)	<380> M
NovaGold Funding (60%)	$570 M
Sale of 40% Interest (3)	[TBD]
Net NovaGold Funding	[TBD]

Donlin Creek 2010-2012	
Total Project Financing Requirement (1)	$2,200 M
Estimated Senior Project Debt	$1,500 M
Equity Required (100%)	$700 M
ABX 30% Equity	<210> M
NovaGold Funding (70%)	$490 M

No significant funding required by NG at Donlin until start of construction currently estimated for 2010

1) Capital cost estimate for Galore Creek from Hatch Feasibility study (October 2006). Capital cost estimate for Donlin Creek based on September 2006 Preliminary Economic Assessment report prepared by SRK. Project financing requirement assumes a cost of $200 million associated with financing, interest during construction, and other related costs.
2) Assumes sale of 40% of Galore Creek and that this partner assumes a proportionate share of equity funding.
3) Galore Creek equity partner may purchase its 40% share for cash and / or by offering NovaGold a share of its future precious metal production.

NovaGold RESOURCES INC.

16

Getting Ready For The Fall Gold Rally - CIBC World Markets August 31, 2006“ the new paradigm shift that will reward the scarcity factor for undeveloped gold assets Larger deposits will be disproportionately revalued in the marketplace even if there are permitting issues, technical challenges and political risk. If this does not occur in the marketplace, then corporate predators are likely to try and take advantage of the situation, recognizing the scarcity factor for these increasingly rare assets. This gives investors two chances to be right – either they are rewarded in the marketplace or they are bought out at a premium.” CIBC is Barrick’s Financial Advisor in its Hostile Bid for NovaGold 17

Why Barrick Wants Donlin Creek: A Second Goldstrike22 years $303 $223 1,885,000 35,000 tpd 60,000 tpd Processing Rate 10 years Mine Life $295 $362 Total Cost ($/oz) (4) $235 $276 Cash Cost ($/oz) (3) 1,514,000 1,377,000 Production (oz/yr) Goldstrike Mine(2)(Open Pit) Donlin Creek (100%)(1) Years 1-7 Life of Mine All values for Donlin Creek based on September 2006 Preliminary Economic Assessment report prepared by SRK Consulting (US) Inc. Includes inferred resources and excludes 2006 drilling results. See “Note Concerning Reserve and Resource Estimates.” All values for Goldstrike Mine based on 2005 actual results per Barrick annual report. Total operating expense per recovered ounce of production. Total operating expense plus depreciation per recovered ounce of production. Comparison of Donlin Creek with Barrick’s Largest Gold Mine 18

Why Barrick Wants Galore Creek: Better than Zaldivar

Comparison of Galore Creek with Barrick's Largest Copper Mine

Key Operating Statistics	Galore Creek Years 1-5 (1,2)	Zaldivar Mine (3)
Production Copper (lbs/yr) Gold Equivalent (Au +Ag) (oz/yr)	 **432,000,000** **400,000**	 300,000,000 none
Proven and Probable Reserves (4)	**6.6 billion lbs Copper** **6.7 million ozs Gold Eq.**	5.8 billion lbs Copper
Cash Cost ($/lb) (2,5) Years 1-5 Cash Cost ($/lb) Life of Mine	**$0.38** **$0.62**	 $0.65
Cash Cost ($/oz)(2,6) Life of Mine (Net of Copper Credits)	**Negative $600**	n/a
Pre-tax Operating Cash Flow at Recent Spot Prices (7)	**$1,277 Million/year**	$830 Million/year

Barrick CEO stated in September they valued their 6.2 billion lbs copper reserves at $4 billion using a copper multiple! (8)

1) Using Galore Creek Hatch Feasibility study (October 2006). Feasibility results disclosed in NovaGold press release dated October 25, 2006.
2) Total Cash Costs are net of by-product credits at $525/oz for gold and $8.00/oz for silver and $1.50/lb for copper per Galore Creek 2006 Hatch Feasibility study (October 2006).
3) Barrick reported in Q2 2006 that Zaldivar was 38% of Barrick's net income from continuing operations before income taxes and other items in Q2 2006.
4) See "Resource and Reserve Estimate Table." Based on gold-equivalent resources (gold and silver), assuming a price of US$525/oz for gold and US$8.00/oz for silver.
5) Total operating expense per recovered pound of production net of gold and silver credits.
6) Total operating expense per recovered ounce of gold equivalent (gold + silver) production net of copper credits.
7) Calculated as revenue less cash operating costs based at recent spot prices of $3.40/lb for copper, $600/oz for gold, and $11/oz for silver.
8) From Denver Gold Forum Presentation September 26, 2006 in discussion of acquisition of Placer Dome completed January 20, 2006.

NovaGold RESOURCES INC.

19

Bid Undervalues NovaGold Based on Recent Exploration & Development Stage Transactions

Total Enterprise Value Per Ounce of Resource ($/Oz)

Average of Last 5 Exploration and Development Stage Transactions (Gold Price >$500/oz)

$118 Per MI&I Oz and $258 Per M&I Oz



Enterprise Value per Ounce Resource
Gold Price at Announcement Date
US$ Gold Price at Announcement Date
Enterprise Value per Ounce Resource (US$ / oz) (1)
$700
$600
$500
$400
$300
$200
$100
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$37 (2)
$19 (3)
Jan-00
Mar-02
Apr-02
Jul-03
May-05
Oct-05
Dec-05
Jan-06
Feb-06
May-06
Aug-06
Oct-06
Barrick Gold / Pangea Goldfields
Glamis Gold / Francisco Gold
Meridian Gold / Brancote Holdings
Placer Dome / East African Gold
Agnico Eagle / Riddarhyttan
Crew / Gulnor
Goldcorp / Virginia Gold
Gold Fields / Bolivar
Yamana / Desert Sun
Gammon Lake / Mexgold
Yamana / Viceroy (4)
Barrick / NovaGold (5)

Source: Company filings and Wall Street research.

1) Enterprise Value (EV) is equal to equity price paid plus debt less cash. NovaGold's Enterprise Value reflects Barrick's revised bid of US$16.00. See disclosure on page 49 regarding Enterprise Value calculation.
2) Based on 70% ownership in Donlin Creek and gold resources only. At 30% of Donlin Creek, this amount would be US$58/oz of gold resource. See "Cautionary Note Concerning Reserve and Resource Estimates."
3) Based on 70% ownership in Donlin Creek and gold-equivalent resources, converting silver and copper into gold resources assuming a price of US$525/oz for gold, US$8.00/oz for silver and US$1.50/lb for copper. At 30% of Donlin Creek, this amount would be US$23/oz of gold-equivalent resource. Gold-equivalent resources do not include a recovery factor. See "Cautionary Note Concerning Reserve and Resource Estimates."
4) Estimated EV/oz with resource expansion estimate. With current resource estimate equates to $235/oz. Acquisition expected to be completed 10/31/06.
5) Only includes Donlin Creek, Galore Creek and Nome Operations.

NovaGold RESOURCES INC.

20

NovaGold Bid & Comparable Exploration & Development Precedent Transactions


Total Acquisition Cost ($/Oz) (1)
EV / Resource
Capex
Cash Costs
Gold Price at Announcement Date
US$ Gold Price at Announcement Date
$800
$700
$600
$500
$400
$300
$200
$100
$0
$256
$231
$276
$295
$336
$342
$333
$355
$325
70% Donlin (2)
$126
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Total Acquisition Cost per Ounce of M&I Resource (US$) (1)
Mar-02
Apr-02
Jul-05
May-05
Oct-05
Jan-06
Feb-06
May-06
Aug-06
Oct-06
Glamis Gold / Francisco Gold
Meridian Gold / Brancote Holdings
Placer Dome / East African Gold
Agnico Eagle / Riddarhyttan
Crew / Guinor
Gold Fields / Bolivar
Yamana / Desert Sun
Gammon Lake / Mexgold
Yamana / Viceroy
Barrick / NovaGold (3)

Note: Excludes Barrick Gold / Pangea Goldfields and Goldcorp / Virginia Gold as cash costs and capex estimates are not available given the early stage of development of the projects.

1) Total Acquisition Cost calculated as the sum of cash, capital, and acquisition cost per ounce of recoverable gold and gold equivalent resources as per public documents including Measured, Indicated and Inferred ounces. See disclosure on page 49 regarding Total Acquisition Cost.

2) Based on gold resources and 70% interest in Donlin Creek. Total acquisition cost of $126/oz consists of $104/oz capex, $44/oz EV / Resource and -$21/oz cash costs. At 30% of Donlin Creek, total acquisition cost of -$7/oz consists of $125/oz capex, $70/oz EV / Resource and -$202/oz cash costs. See disclosure on page 49 regarding Enterprise Value calculation. See disclosure on page 49 regarding Total Acquisition Cost.

3) Based on Barrick's revised bid of US$16.00 and excludes resources at Shotgun and Ambler. Cash costs at Galore Creek represent gold equivalent (gold and silver) net of copper credit.

NovaGold RESOURCES INC.

21

No Premium The Barrick offer cashes out NovaGold shareholders at less than the pre-bid 52 week high No Premium for Control of Company No Premium for Barrick capturing the increased value of assets as they advance toward production No Premium for elimination of Donlin Creek back-in risk No Premium for NovaGold’s world class projects No Premium for the low geo-political risk of assets or strategic value 22

No Recognition of Future Value The Barrick offer takes away NovaGold shareholder’s upside Exposure to growth in the gold and copper sectors Leverage to the bull market in gold, silver and copper Consistent track record of value adding resource growth Market appreciation from conversion of resources to reserves Revaluation from exploration/development to producer valuation 23

It May be “Best and Final” But It’s Not “Full and Fair” Barrick justifies their offer as “full and fair.” The Board of Directors believes offer undervalues NovaGold’s in several respects: NovaGold’s proven track record of growth The value of NovaGold’s world-class mineral projects and growth potential The value the amended bid places on NovaGold’s gold reserves and resources is substantially less than the value of recent comparable development-stage transactions The bid does not reflect the value of NovaGold’s 70% interest in the Donlin Creek project, and the likelihood that Barrick will fail to meet the requirements to earn an additional 40% interest in the project The bid does not reflect adequate value for NovaGold’s substantial copper reserves and resources The bid does not reflect an adequate premium for control of NovaGold NovaGold has achieved several value-adding milestones since the announcement of the Barrick bid, including: Release of an independent Galore Creek Feasibility Study, confirming economics of the project and providing the Company’s first Proven and Probable Reserves Start of construction on Rock Creek mine in Nome, Alaska Significant increase in our resource base Completion of several key permitting steps at the Galore Creek 24

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board and Management believe that we can deliver shareholders superior performance over the next 6-12 months: Proven track record of growth with over 70% compound annual share price appreciation over the past 7 years Gold production within 6 months Start of construction at Galore Creek following receipt of permits Resource expansion at Donlin, Galore, Nome and Ambler Conversion of resources to reserves Potential realization of value by retaining 70% of DonlinNovaGold’s Management and Board has its own $100 million in stock and option value on the line and we reject the $16 offer 25

Appendix: Detailed Project Information 26

Significant Resource Base in Stable Countries

➢ NovaGold's gold-equivalent resource including copper versus mid-tier North American gold producers



Millions of ozs of Attributable Gold Resources (1)
80
70
60
50
40
30
20
10
0
74.9
67.8
50.5
31.3
25.6
21.3
14.9
11.3
8.2
5.2
NovaGold (2)
Glamis
Goldcorp
Kinross
Yamana
Agnico
Gammon Lake
Eldorado
Meridian
Alamos
Inferred Resources (Non-North America)
Inferred Resources (North America)
Measured and Indicated Resources (Non-North America) (3)
Measured and Indicated Resources (North America) (3)

Source: Company filings.

1) Based on gold-equivalent resources, including copper, assuming a price of US$525/oz for gold, US$8.00/oz for silver and US$1.50/lb for copper.
2) Includes Measured and Indicated resources and Inferred resources from Donlin Creek, Galore Creek and Nome Operations. Resource estimate updated as of 10/25/06. See "Cautionary Note Regarding Reserve and Resource Estimates."
3) Includes Proven and Probable reserves.

NovaGold RESOURCES INC.

27

Project Locations: Alaska / Western Canada28

Nome Gold Mines – Rock Creek Deposit Construction Underway Since August 2006 29

Nome Gold Mines (Rock Creek): Project Overview

- Construction started August 22, 2006
- 9 month construction
  - Initial production mid-2007 starting at 100,000 oz/yr gold
- Total Gold Resources [1]
  - Measured and Indicated 2.3 million ozs, Inferred 0.4 million ozs
- Project advantages:
  - Road access and power from Nome
  - Open pit: mineralization starts at surface
  - Free milling gold
  - Project construction being financed from existing cash
- Estimated annual cash flow
  - $25 to $30 million cash flow [2]
- Exploration upside
  - Big Hurrah, Saddle, Nome District - $3.5 million budget 2006

1) Based on Technical Report Nome Placer Property dated September 12, 2006 prepared by Norwest Corporation. See "Cautionary Note Regarding Reserve and Resource Estimates."
2) Revenue less cash operating costs at $500/oz gold.

NovaGold RESOURCES INC.

30

Project Locations: Alaska / Western Canada31

Galore Creek Ranks Among the World's Largest Undeveloped Copper-Gold Deposits



Billions of lbs of Copper Resources
Millions of ozs of Gold Resources
50.0
40.0
30.0
20.0
10.0
0.0
40.0
30.0
20.0
10.0
0.0
70.6
32.2
25.7
14.5
25.3
19.8
12.2
12.3
11.1
8.7
9.6
15.0
7.6
28.9
7.4
11.4
2.0
21.4
1.6
12.5
Mine
Oyu Tolgoi (1)
Tampakan
Reko Diq
Galore Creek (2)
Frieda River
Kingking
Cerro Casale
Casino
Boddington
Brisas Del Cuyini
Owner
Ivanhoe / Entrée
Indophil
Antofagasta / Barrick
NovaGold
Falconbridge
Benquet
Bema / Arizona Star
Lumina
Newmont
Gold Reserve
Location
Mongolia
Philippines
Pakistan
Canada
Papua New Guinea
Philippines
Chile
Canada
Australia
Venezuela
Inferred Copper Resources
Measured and Indicated Copper Resources
Proven and Probable Copper Reserves
Inferred Gold Resources
Measured and Indicated Gold Resources
Proven and Probable Gold Reserves

Source: Metals Economics Group and NovaGold. Projects listed with primary metal as copper and ranked by total copper resources.
Note: Includes Measured and Indicated resources, and Inferred resources. See "Cautionary Note Concerning Reserve and Resource Estimates."
1) Represents 100% of Oyu Tolgoi property and 100% of adjoining Shivee Property (Ivanhoe/Entrée joint venture). Resource estimates from Ivanhoe Mines.
2) Represents 100% of Galore Creek and 100% of Copper Canyon resources. Resource estimate updated as of 10/25/06.

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Galore Creek: Project Overview

- One of the Largest undeveloped Copper-Gold deposits in the world
  - Proven & Probable Reserves 6.6 B Lbs copper, 5.3 M oz Gold, 93 M oz Silver
- Feasibility Study Completed October 2006 (Hatch)
  - Projected increased cash flow and annual production due to project optimization
- Initial 5 year expected production parameters:
  - Increased Annual production +16% copper & +34% gold equivalent(1) (Au+Ag)
    - 432 Million lbs Copper and 400,000 ozs Gold equivalent (341,000 ozs Gold and 4.0 Million ozs Silver)
  - Increased base case Average Annual after-tax cash flow(2) +98%
    - Over US$414 million at US$525/oz Gold, US$8/oz Silver and US$1.50/lb Copper
  - Total cash costs(3) (with by-product credits) in lower quartile of producers
    - -US$600/oz for gold equivalent (Au+Ag) or US$0.38/lb copper
  - Total cash costs(3) (co-product)
    - US$150/oz for gold and US$0.67/lb copper

1) Revenue less cash operating costs. Increases relative to base case 2005 Pre-Feasibility Level Study.
2) Based on gold-equivalent resources (gold and silver), assuming a price of US$525/oz for gold and US$8.00/oz for silver.
3) Total operating expenses per recovered ounce of production.

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Project Locations: Alaska / Western Canada34

Donlin Creek Is One of the World's Largest Undeveloped Gold Deposits


Millions of ozs of Gold Resources
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
33.7
33.1
30.8
29.6
28.9
27.1
21.7
21.4
18.3
17.9
Mine
Owner
Location
Donlin Creek (1)
NovaGold / Barrick
United States
Sukhoi Log
Gov't of Russia
Russia
Nezhdaninskoye
Polyus Gold
Russia
Natalka
Polyus Gold
Russia
Cerro Casale
Bema / Arizona Star
Chile
Penasquito
Glamis
Mexico
Pascua Lama
Barrick
Chile
Boddington
Newmont
Australia
Las Cristinas
Crystallex
Venezuela
Cadia East
Newcrest
Australia
Inferred Resources
Measured and Indicated Resources
Proven and Probable Reserves

Source: Metals Economics Group and NovaGold. Includes projects listed with primary metal as gold.
Note: Includes Measured and Indicated resources, and Inferred resources only. See "Cautionary Note Concerning Reserve and Resource Estimates."
1) Represents 100% of Donlin Creek resources. See "Cautionary Note Concerning Reserve and Resource Estimates."

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Donlin Creek, Alaska 36

Donlin Creek: SRK Study – 100% Project

- One of the Largest undeveloped Gold deposits in the world
  - Measured Resource: 1.6 Million ozs Gold
  - Indicated Resource: 15.0 Million ozs Gold
  - Inferred Resource: 17.1 Million ozs Gold
- Initial estimated 7 year production parameters at 60,000 tpd (SRK Preliminary Economic Assessment September 2006) (1):
  - 1.885 Million ozs per year average annual gold production
  - Over $480 million annual pre-tax cash flow(2) at $500/oz Gold (Base Case)
  - Total cash costs(2) $223/oz for gold
- Life of Mine
  - Mill head grade 2.17 g/t (diluted) ~ 90.6% recovery
  - SRK study mine plan annual 1.4 million ozs gold over 22 year mine life
- Base Case assumes costs for installed power line connected to grid intertie
- 2006 Program
  - $57 Million, includes 80,000 meter Drill Program to be completed in October, to convert Inferred Resources to Measured & Indicated
  - Deposits open for expansion – upcoming resource update

1) The preliminary assessment is preliminary in nature and includes inferred mineral resources that are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. See "Note Concerning Reserve and Resource Estimates."
2) Revenue less cash operating costs.
3) Total operating expense per recovered ounce of production.

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Donlin Creek Ownership and Negotiations

- NovaGold (70%) and Barrick (30%) joint venture
- Placer/Barrick had 5 years from November 2002 to earn additional 40% interest in project by completing drilling and engineering necessary to:
  - Deliver bankable Feasibility Study (BFS) and
  - Board of Directors to Approve Construction Decision by November 2007
- Placer/Barrick failed to complete necessary drilling/engineering and Pre-Feasibility Study (PFS) in first 3 years of back-in agreement
- Placer/Barrick initiated strategic discussions in August 2005/February 2006 with NovaGold – In March Barrick proposed to:
  - Modify the Donlin Creek agreement to allow Barrick to earn its additional 40% interest under an extended timeline or vesting
  - Form a joint venture on the Galore Creek project with NovaGold as Manager
  - Give NovaGold a +300,000 ounce per year producing mine, and provide completion guarantees for Donlin and Galore as consideration
- No discussion of corporate acquisition occurred at any time
- Barrick abruptly broke off good faith discussions and launched hostile bid July 2006

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Donlin Creek: Agreement and Status

- Project Progress Status for 5 Year Back-in Requirements to earn additional 40%
  - Pre-Feasibility Study (PFS) now targeted by March 2007 (3 years late)
  - Initiate Environmental Impact Statement (EIS) September 2007 (3 years late)
  - Feasibility Study (FS) by November 2007 (2.5 years late & neither Final nor Bankable)
  - Barrick estimates completing EIS process 2 – 3 years
  - Construction to start 2 – 3 years after November 2007 deadline



Placer Dome Published Plan
Placer / Barrick Performance
Requirement
Achieved?
Required Activity
Actual Activity
Pre-Feasibility Completion
Feasibility Completion
Start of EIS/Permitting Process
Bankable Feasibility
Receipt of Major Construction Permits
Board Approval to Start Construction (November 2007)
Arrangement of Financing
NOT COMPLETED
NOT INITIATED
Infill Drilling
EIS / Permit Process
Project Construction
2002
2003
2004
2005
2006
2007
2008
No Significant Drilling or Exploration Completed
Infill Drilling
26,000m Drilling
Infill Drilling
80,000m Drilling
EIS / Permit Process
Revised Target Barrick Feasibility
NovaGold Earns 70% (November 2002)
Placer Dome Resumes Management
Barrick Buys Placer Dome
Revised Target Barrick Pre-Feasibility
Revised Target to Start EIS/Permitting Process
Actual Start of Construction???

NovaGold RESOURCES INC.

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Donlin Creek: Intent of Back-in AgreementIn a letter to NovaGold dated June 2003 from Placer Dome’s representative on the Donlin Creek JV Management Committee and Placer Dome’s own signatory to the Mining Venture Agreement, it stated the intent of the parties with respect to the back-in requirements to earn an additional 40% interest in the Donlin Creek project, where he said: “ [Placer Dome US] would not expect that it would have fulfilled the Back-In Requirements if (again by way of example) its Board had approved construction of a mine, but only after all permits had been obtained, and it turned out that the permitting process had not yet even started. [Placer Dome US] understands that to be reasonable, the Board’s decision to construct a mine has to be a meaningful one, so that the mine construction and development is ready to go forward in short order or, if it does not proceed in short order, that happens only because of something beyond [Placer Dome US]’s reasonable control.”40

Donlin Creek, Alaska Geologic Cross Section AURORA ACMA LEWIS EAST WEST Au Grade average:3 g/t ($400 cut off) Intrusive dike and sill units Sedimentary greywacke –shale units Faults $450 pit 0 500 meters Pit Outline Depth of Gold Strike PIT 600 meters +3 Kilometers total width 41

DC06-1144 194 m of 3.64 g/t Possible New Discovery East Acma RDXL feeder dike Acma ore control Plunge of sills on fold axis Open to depth in E. Acma with major resource expansion potential Area of Resource Expansion Potential Section 5 Acma Deposit East Acma Target Main Acma Deposit Looking NE Up trend of feeder dikes Assays pending Donlin Creek Exploration Upside42

 Donlin Creek: What’s NextWe believe that Barrick cannot deliver a feasibility study by Nov. 07 that meets the terms of the Donlin Agreement How could it? No bank would loan funds on a project that hasn’t been through the EIS process and couldn’t start construction for at least 2 to 3 years Bank would need new updated bankable Feasibility Study in 2009/10 2007 Feasibility Study would not be Final or Bankable Meaningful Barrick Board Decision in November 2007 to Construct Mine? 2 – 3 years before completion of EIS and the permit process that follows it 2 – 3 years before construction could possibly start Alaska Court to hear case on Donlin Creek Contractual Obligations and Breach of Fiduciary Responsibility to NovaGold 43

Strong and Experienced Management Team

- **Don MacDonald** – Senior Vice President & CFO *(25 years)*
- **Rick Van Nieuwenhuyse** – President & CEO *(25 years)*
  - **Doug Brown** – VP Business Development *(18 years)*
  - **Joe Piekenbrock** – VP Exploration *(25 years)*
    - **Jim Muntzert** – Senior Project Manager *(30 years)*
    - **Jerry Zieg** – Exploration Manager Alaska *(25 years)*
  - **Greg Johnson** – VP Corporate Communications & Strategic Development *(18 years)*
- **Peter Harris** – Senior Vice President & COO *(30 years)*
  - **Doug Nicholson** – VP / GM Alaska Gold *(18 years)*
  - **Carl Gagnier** – EVP / GM NovaGold Canada *(18 years)*
  - **Curtis Williams** – Project Manager *(30 years)*

Note: Years in italics represent years of industry experience.

NovaGold RESOURCES INC.

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Extensive Construction and Operations Experience Major mining projects undertaken by members of the NovaGold management and operating team in past positions Red Dog (Alaska) Musselwhite (Ontario) Yanacocha (Peru) Gibraltar (British Columbia) Bulyanhulu (Tanzania) Campbell/Red Lake (Ontario) Base Metals and Diamonds Gold Snap Lake (Northwest Territories) Pueblo Viejo (Dominican Republic) Granny Smith (Australia) Endako (British Columbia) La Coipa (Chile) Round Mountain (Nevada) Ekati (Northwest Territories) Misima (Papua New Guinea) Fort Knox (Alaska) Diavik (Northwest Territories) Pogo Gold (Alaska) Cortez (Nevada) Zaldivar (Chile) South Deep (South Africa) Porgera (Papua New Guinea) 45

Reserve and Resource Table

➢ Resource estimate updated as of October 25, 2006 (1)

Project	Ownership	Reserve / Resource Category	Net Share of Contained Metal (2) — As of January 2006: Gold Equivalent (4) (M ozs)	As of January 2006: Copper (B lbs)	As of October 2006 (3): Gold Equivalent (4) (M ozs)	As of October 2006 (3): Copper (B lbs)
Galore Creek	100%	Proven & Probable	0.0	0.0	6.7	6.6
		Measured & Indicated	7.1	6.8	2.5	1.9
		Inferred	8.3	5.0	5.3	3.4
Donlin Creek	70%	Measured & Indicated	10.4	-	11.6	-
		Inferred	9.6	-	12.0	-
Nome Operations	100%	Measured & Indicated	1.7	-	2.3	-
		Inferred	1.6	-	0.4	-
Ambler	51%	Historic (5)	0.9	1.6	0.9	1.6
Total		**Proven & Probable**	**0.0**	**0.0**	**6.7**	**6.6**
		Measured & Indicated	**19.2**	**6.8**	**16.4**	**1.9**
		Inferred	**19.5**	**5.0**	**17.7**	**3.4**
		Historic	**0.9**	**1.6**	**0.9**	**1.6**

Source: Company filings.
1) See "Cautionary Note Concerning Reserve and Resource Estimate."
2) Assumes net inventory to NovaGold of 70% at Donlin Creek, 100% Galore Creek (80% of Copper Canyon Inferred resources), 100% of Nome Operations and 51% of Ambler. Assumes no exercise of Calista's right to earn up to 15% of Donlin Creek.
3) Resource estimate updated as of 10/25/06.
4) Based on gold-equivalent resources assuming a price of US$525/oz for gold and US$8/oz for silver.
5) Historic resource amount completed by Kennecott in 1995 and that NovaGold's management believes is relevant and reliable. See disclosure on page 49.

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NovaGold (AMEX,TSX: NG)

Shares (millions)	
Issued & Outstanding	92.0
Fully Diluted	106.7
Average Daily Volume (AMEX + TSX)	~1 Million shares/day
Management/Directors Ownership	10%
Market Capitalization (Fully Diluted)	US$1.7 B (C$1.9 B)
Cash + Securities (October 2006)	US$194 M (C$221 M)*
In-the-Money Warrants/Options	US$105 M (C$120 M)*

2006 US$176 Million Equity Financing led by: Citigroup, RBC and Bear Stearns
Funds for Construction of Rock Creek Mine and Galore Feasibility and Permitting to make Construction decision

* Calculated using exchange rate of 1.14 US$ to 1.00 C$.

NovaGold RESOURCES INC.

47

NovaGold has filed a directors' circular dated August 12, 2006 and notices of change to the directors’ circular dated August 24, 2006, respectively, with Canadian securities regulatory authorities and a recommendation statement dated August 12, 2006 and amendments thereto on Schedule 14D-9 with the United States Securities and Exchange Commission (the “SEC”) with respect to Barrick’s tender offer for NovaGold shares.  Investors and shareholders are strongly advised to read the directors' circular, notices of change and recommendation statement, as well as any amendments and supplements to these documents, because they contain important information. Investors and shareholders may obtain a free copy of the directors' circular and the notices of change at www.sedar.com or the recommendation statement and amendments thereto at www.sec.gov.  Free copies of these documents can also be obtained by directing a request to NovaGold’s investor relations department. YOU SHOULD READ THE DIRECTORS' CIRCULAR, THE NOTICES OF CHANGE, RECOMMENDATION STATEMENT AND AMENDMENTS THERETO CAREFULLY BEFORE MAKING A DECISION CONCERNING THE BID. Directors’ Circular 48

This presentation uses the terms “proven” and “probable” reserves and "measured", "indicated" and "inferred" resources. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the "SEC") does not recognize them. Under United States standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the "inferred resources" will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. National Instrument 43-101 - Standard of Disclosure for Mineral Projects ("NI 43-101"), is a rule developed by the Canadian Securities Administrators which governs disclosure of scientific or technical information in relation to mineral projects by Canadian public companies. Unless otherwise indicated, reserve and resource estimates have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 requires disclosure of mineral reserves and resources to fall within specifically defined categories. The historic resource for the Ambler deposit set out in this presentation was completed by Kennecott in 1995. Although believed by management of NovaGold to be relevant and reliable, this historic resource pre-dates NI 43-101 and is not compliant with NI 43-101 resource categories. The requirements of NI 43-101 are not the same as those the SEC and reserves reported by NovaGold in compliance with NI 43-101 may not qualify as reserves under SEC standards. Unless otherwise indicated, resource calculations reflect NovaGold's interest in the Donlin Creek project at 70%. Enterprise value calculations are disclosed solely as a metric to broadly contrast the amended Barrick offer to comparable transactions in the context of NovaGold's significant resource base. Enterprise value is not a category or measure prescribed by NI 43-101 or Canadian GAAP, and enterprise value as calculated by NovaGold may differ from calculations of enterprise value by other issuers or industry analysts. Enterprise value calculations should not be interpreted as suggesting that mineral resources have economic viability or that Inferred Resources will ever be upgraded to a higher category of resource. Total acquisition cost calculations are disclosed solely as a metric to broadly contrast the amended Barrick offer to comparable transactions in the context of NovaGold's significant resource base. Total acquisition cost is not a category or measure prescribed by NI 43-101 or Canadian GAAP, and total acquisition cost as calculated by NovaGold may differ from calculations of total acquisition cost by other issuers or industry analysts. Total acquisition cost calculations should not be interpreted as suggesting that mineral resources have economic viability or that Inferred Resources will ever be upgraded to a higher category of resource. Cautionary Note Concerning Reserve and Resource Estimates 49